Exhibit 99.1

Kandi Technologies Reports Second Quarter 2019 Financial Results

- Q2 total revenues increased 47.6% YoY to $24.1 million –

- Q2 sales of off-road vehicles increased 506.9% YoY to $5.2 million –

- Q2 gross margin increased to 17.4% compared to 12.6% –

JINHUA, CHINA-- (August 9, 2019) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the second quarter of 2019.

Second Quarter Highlights

●	Total revenues were $24.1 million for the second quarter of 2019, an increase of 47.6% from total revenues of $16.4 million for the same period in 2018.

●	Electric Vehicle (“EV”) parts sales increased by 22.4%, to $19.0 million for the second quarter of 2019, compared with EV parts sales of $15.5 million for the same period in 2018.

●	Revenues from sales of off-road vehicles increased by 506.9%, to $5.2 million for the second quarter of 2019, compared with revenues from sales of off-road vehicles of $0.8 million for the same period in 2018.

●	GAAP net loss for the second quarter of 2019 was $7.3 million, or $0.14 loss per fully diluted share, compared with GAAP net income of $1.4 million, or $ 0.03 earnings per fully diluted share for the same period in 2018.

●	Non-GAAP adjusted net loss[1], which excludes employee stock compensation expenses and the change in fair value of contingent consideration, was $6.6 million in the second quarter of 2019, compared with Non-GAAP adjusted net income of $2.5 million for the same period in 2018. Non-GAAP adjusted loss per share[1] was $0.12 per fully diluted share for the second quarter of 2019, compared with Non-GAAP adjusted earnings per share[1] of $0.05 per fully diluted share for the same period in 2018.

●	Working capital was $9.6 million as of June 30, 2019. Cash, cash equivalents and restricted cash totaled $5.2 million as of June 30, 2019.

1Non-GAAP measures, including Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change in fair value of contingent consideration and the effects of stock compensation expenses. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measure should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, commented, “The EV sales in the second quarter was still impacted by the Chinese government’s 2019 national subsidy policy adjustments and the JV Company’s pending restructuring, causing the loss of the JV Company, which resulted in Kandi’s overall loss. However, Kandi’s EV parts and off-road vehicle sales have achieved excellent growth during the second quarter, increasing 22.4% and 506.9%, respectively. The management team is expecting to complete the JV Company’s restructuring by the end of the third quarter. In addition, we believe that Kandi Electric Vehicles Jiangsu Co., Ltd.’s receipt of the “dual production licenses” as a qualified Pure Electric Vehicle Production Manufacturer is a new breakthrough that may lead to tremendous opportunities in the government-accredited online ride hailing market for Kandi’s EVs. We believe that the JV Company will be able to achieve exciting future growth under Geely’s leadership.”

Net Revenues and Gross Profit

	2Q19	2Q18	Y-o-Y%
Net Revenues (US$million)	$24.1	$16.4	47.6%
Gross Profit (US$million)	$4.2	$2.1	104.2%
Gross Margin	17.4%	12.6%	-

Net revenues for the second quarter of 2019 increased by 47.6% compared to the same period last year. The increase in net revenues was mainly due to an increase in sales of both EV parts and off-road vehicles during this quarter.

Operating Loss

	2Q19	2Q18	Y-o-Y%
Operating Expenses (US$million)	$7.2	$4.7	51.2%
Operating Loss (US$million)	$(3.0)	$(2.7)	10.4%
Operating Margin	-12.2%	-16.3%	-

Total operating expenses in the second quarter of 2019 were $7.2 million, compared with $4.7 million in the same quarter of 2018. The increase in total operating expenses was due to increased selling and marketing, as well as general and administrative expenses, which were $0.9 million and $5.6 million in this quarter compared with $0.2 million and $3.9 million in the same quarter last year.

GAAP & Non-GAAP Net Income

	2Q19	2Q18	Y-o-Y%
Net (Loss) Income (US$million)	$(7.3)	$1.4	-632.4%
(loss) Earnings per Weighted Average Common Share	$(0.14)	$0.03	-
(loss) Earnings per Weighted Average Diluted Share	$(0.14)	$0.03	-
Stock Compensation Expenses	$1.2	$1.8	-30.2%
Change in fair value of contingent consideration	$(0.5)	$(0.7)	-20.2%
Non-GAAP Net (Loss) Income	$(6.6)	$2.5	-360.7%

Net loss was $7.3 million in the second quarter of 2019, compared with net income of $1.4 million in the same quarter of 2018. The decrease was primarily attributable to the increased share of loss of the JV Company compared to the same period of last year, a result of adjustment of the national subsidy policy and the pending restructuring of the JV Company, as well as the increased operation cost of the Company since Hainan facility has been put into production.

Non-GAAP net loss was $6.6 million in the second quarter of 2019, a 360.7% decrease compared to Non-GAAP net income of $2.5 million in the same quarter of 2018. The decrease was primarily attributable to the increased share of loss of the JV Company compared to the same period of last year, a result of adjustment of the national subsidy policy and the pending restructuring of the JV Company, as well as the increased operation cost of the Company since Hainan facility has been put into production.

Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”) Financial Results

The condensed financial income statements of the JV Company in the second quarter are as set forth below:

	2Q19	2Q18	Y-o-Y%
Net Revenues (US$million)	$2.8	$19.6	-85.6%
Gross Loss (US$million)	$(2.6)	$(4.7)	-44.4%
Net (loss) Income	$(10.4)	$4.8	-318.0%
% of Net revenue	-366.2%	24.2%	-

Revenue for the JV Company was $2.8 million in the second quarter of 2019, a decrease of 85.6% compared to the same quarter of 2018. Net loss was $10.4 million, a 318.0% decrease compared to net income of $4.8 million in the same quarter of 2018.

Kandi’s investments in the JV Company are accounted for using the equity method of accounting. Kandi recorded 43.47%* of the JV Company’s loss of $4.5 million for the second quarter. After eliminating intra-entity profits and losses, Kandi’s share of the after-tax loss of the JV Company was $4.5 million for the second quarter of 2019.

* In March 21, 2019, the JV Company converted a loan of RMB314 million (approximately $46.7 million) from Geely Group last year to equity in order to increase its cash flow. As a result, the registered capital of the JV Company became RMB 2.44 billion (approximately $363.2 million), of which the Company, through Kandi Vehicles (as defined below) owned 43.47% and Geely Technologies Group Co., Ltd. owned 56.53%, respectively,

Second Quarter 2019 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its second quarter 2019 financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on August 9, 2019. Mr. Hu Xiaoming, Chief Executive Officer of the Company, and Ms. Zhu Xiaoying, interim Chief Financial Officer of the Company, will deliver prepared remarks to be followed by a question and answer session.

Dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-800-289-0438
●	International dial-in number: + 1-323-794-2423
●	Webcast and replay: http://public.viavid.com/index.php?id=135731

A live audio webcast of the call can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”) and its subsidiaries, SC Autosports, LLC, the wholly-owned subsidiary of Kandi in the United States and Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”). Kandi Vehicles has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

In 2013, Kandi Vehicles and Geely Group, China’s leading automaker, jointly invested in the establishment of the JV Company in order to develop, manufacture and sell pure electric vehicle (“EV”) products. As of June, 2019, Geely Group (including its affiliate) holds 56.53%, and Kandi Vehicles holds 43.47% in the JV Company, pending the closing of a transfer of 21.47% of the equity interests in the JV Company from Kandi Vehicles to Geely Group’s affiliate, which will result in Kandi Vehicles holding a 22% equity interest after the closing. The JV Company has established itself as one of the driving forces in the development and the manufacturing of pure EV products in China.

More information about KNDI is available on the Company’s corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo
Kandi Technologies Group, Inc.
Phone: 1-212-551-3610
Email: IR@kandigroup.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	June 30, 2019	December 31, 2018
	(UNAUDITED)
Current assets
Cash and cash equivalents	$3,608,933	$15,662,201
Restricted cash	1,573,992	6,690,870
Accounts receivable (net of allowance for doubtful accounts of $135,557 and $120,010 as of June 30, 2019 and December 31, 2018, respectively)	41,926,724	34,274,728
Inventories (net of provision for slow moving inventory of $901,110 and $840,701 as of June 30, 2019 and December 31, 2018, respectively)	28,980,722	21,997,868
Notes receivable	-	72,712
Notes receivable from the JV Company and related party	1,456,537	3,861,032
Other receivables	7,936,107	1,264,323
Prepayments and prepaid expense	10,290,832	11,136,408
Due from employees	4,208	1,001
Advances to suppliers	4,874,600	4,705,183
Amount due from the JV Company, net	60,945,283	67,683,462
Right - of - use asset	75,205	-
TOTAL CURRENT ASSETS	161,673,143	167,349,788

LONG-TERM ASSETS
Property, plant and equipment, net	78,839,301	82,045,923
Land use rights, net	11,603,594	11,749,728
Deferred taxes assets	-	8,204
Investment in the JV Company	119,144,892	128,929,893
Goodwill	28,586,379	28,552,215
Intangible assets	4,020,363	4,328,127
Other long term assets	5,286,205	5,865,386
TOTAL Long-Term Assets	247,480,734	261,479,476

TOTAL ASSETS	$409,153,877	$428,829,264

CURRENT LIABILITIES
Accounts payable	$77,907,803	$112,309,683
Other payables and accrued expenses	5,233,787	4,251,487
Short-term loans	32,189,466	30,539,236
Customer deposits	141,678	94,408
Notes payable	20,258,972	12,787,619
Income tax payable	330,772	3,471,366
Due to employees	8,464	28,473
Deferred income	1,320,147	1,340,605
Lease liability	76,348	-
Advance receipts	14,565,369	-
Total Current Liabilities	152,032,806	164,822,877

LONG-TERM LIABILITIES
Long term bank loans	28,693,778	28,794,136
Deferred taxes liability	2,776,327	1,711,343
Contingent liability	6,619,000	7,256,000
Other long-term liability	-	622,034
Total Long-Term Liabilities	38,089,105	38,383,513

TOTAL LIABILITIES	190,121,911	203,206,390

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 56,243,102 and 55,992,002 shares issued and 52,819,441 and 51,484,444 outstanding at June 30, 2019 and December 31, 2018, respectively	52,819	51,484
Additional paid-in capital	259,636,605	254,989,657
Retained earnings (the restricted portion is $4,422,033 and $4,422,033 at June 30, 2019 and December 31, 2018, respectively)	(21,224,639)	(9,497,009)
Accumulated other comprehensive loss	(19,432,819)	(19,921,258)
TOTAL STOCKHOLDERS’ EQUITY	219,031,966	225,622,874

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$409,153,877	$428,829,264

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

REVENUES FROM UNRELATED PARTY, NET	$20,056,696	$11,618,855	$36,391,659	$17,351,318
REVENUES FROM THE JV COMPANY AND RELATED PARTY, NET	4,089,534	4,740,751	5,823,031	7,344,195

REVENUES, NET	24,146,230	16,359,606	42,214,690	24,695,513

COST OF GOODS SOLD	(19,944,076)	(14,301,594)	(34,876,099)	(21,291,550)

GROSS PROFIT	4,202,154	2,058,012	7,338,591	3,403,963

OPERATING EXPENSES:
Research and development	(632,590)	(642,889)	(1,170,023)	(1,400,187)
Selling and marketing	(899,478)	(228,173)	(1,517,481)	(976,398)
General and administrative	(5,623,798)	(3,861,263)	(7,663,326)	(3,463,092)
Total Operating Expenses	(7,155,866)	(4,732,325)	(10,350,830)	(5,839,677)

LOSS FROM OPERATIONS	(2,953,712)	(2,674,313)	(3,012,239)	(2,435,714)

OTHER INCOME (EXPENSE):
Interest income	97,814	456,784	350,218	1,399,777
Interest expense	(429,355)	(471,616)	(868,538)	(1,022,033)
Change in fair value of contingent consideration	548,000	686,833	637,000	3,367,012
Government grants	175,319	15,558	223,043	110,813
Gain from equity dilution in JV	(24,131)	-	4,341,259	-
Share of (loss) income after tax of the JV Company	(4,500,201)	2,372,696	(14,449,359)	3,167,751
Other income, net	(174,597)	627,582	299,793	650,559
Total other (expense) income, net	(4,307,151)	3,687,837	(9,466,584)	7,673,879

(LOSS) INCOME BEFORE INCOME TAXES	(7,260,863)	1,013,524	(12,478,823)	5,238,165

INCOME TAX (EXPENSE) BENEFIT	(57,295)	361,001	751,193	(135,645)

NET (LOSS) INCOME	(7,318,158)	1,374,525	(11,727,630)	5,102,520

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	(4,915,589)	(12,587,622)	488,439	(5,122,382)

COMPREHENSIVE LOSS	(12,233,747)	$(11,213,097)	$(11,239,191)	$(19,862)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	52,806,331	51,140,542	52,189,237	50,893,356
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	52,806,331	51,140,542	52,189,237	50,893,356

NET (LOSS) INCOME PER SHARE, BASIC	$(0.14)	$0.03	$(0.22)	$0.10
NET (LOSS) INCOME PER SHARE, DILUTED	$(0.14)	$0.03	$(0.22)	$0.10

KANDI TECHNOLOGIES GROUP, INC.

AND SUBSIDIARIES

Condensed CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
Total shareholder’s equity, beginning balance	$		$		$		$

Common Stock:
Beginning balance		52,581		51,009		51,484		48,037
Stock issuance and award		238		289		1,335		3,261
Ending balance		52,819		51,298		52,819		51,298

Additional Paid-in Capital:
Beginning balance		258,377,036		252,154,904		254,989,657		233,055,348
Stock issuance and award		1,259,569		2,038,476		4,646,948		21,138,032
Ending balance		259,636,605		254,193,380		259,636,605		254,193,380

Retained Earnings:
Beginning balance		(13,906,481)		(74,315)		(9,497,009)		(3,802,310)
Net (loss) income		(7,318,158)		1,374,525		(11,727,630)		5,102,520
Ending balance		(21,224,639)		1,300,210		(21,224,639)		1,300,210

Accumulated Other Comprehensive Income:
Beginning balance		(14,517,230)		1,154,477		(19,921,258)		(6,310,763)
Foreign currency translation		(4,915,589)		(12,587,622)		488,439		(5,122,382)
Ending balance		(19,432,819)		(11,433,145)		(19,432,819)		(11,433,145)

Total shareholder’s equity, ending balance		$219,031,966		$244,111,743		$219,031,966		$244,111,743

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	June 30, 2019	June 30, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(11,727,630)	$5,102,520
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,376,097	1,791,762
Assets impairments	59,799	341,261
Allowance for doubtful accounts	15,543	(7,257)
Deferred taxes	51,275	-
Share of (loss) income after tax of the JV Company	14,449,359	(3,167,751)
Gain from equity dilution in JV	(4,341,259)	-
Reserve for fixed assets	-	(54,799)
Change in fair value of contingent consideration	(637,000)	(3,367,012)
Stock compensation cost	1,314,408	222,259

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(16,560,338)	(36,123,904)
Deferred taxes assets	-	(53,330)
Notes receivable	250,593	502,623.00
Notes receivable from the JV Company and related party	442,223	2,060,755
Inventories	(7,093,904)	5,020,163
Other receivables and other assets	(6,234,801)	927,544
Due from employee	(23,540)	(22,355)
Advances to supplier and prepayments and prepaid expenses	708,825	(2,626,098)
Amount due from the JV Company	(4,128,506)	(39,263,079)
Amount due from JV Company-Longterm	-	15,907,183
Due from related party	-	165,614

Increase (Decrease) In:
Accounts payable	387,505	41,319,755
Other payables and accrued liabilities	7,844,434	25,636,794
Notes payable	(10,161,233)	(11,936,770)
Customer deposits	46,806	75,010
Income tax payable	(2,134,722)	(1,837,147)
Deferred income	(22,838)	(779,240)
Net cash used in operating activities	$(33,118,904)	$(165,499)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(512,707)	(122,407)
Purchases of land use rights and other intangible assets	-	(107,917)
Acquisition of Jinhua An Kao (net of cash received)	-	(3,694,275)
Purchases of construction in progress	-	(48,042)
Reimbursement of capitalize interests for construction in progress	-	1,860,287
Long Term Investment	-	1,492,162
Advance receipts of equity transfer	14,740,783	-
Net cash used in investing activities	$14,228,076	$(620,192)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	17,541,532	14,764,553
Repayments of short-term bank loans	(15,920,046)	(14,764,553)
Repayments of long-term bank loans	(147,408)	(157,070)
Proceeds from notes payable	-	34,702,510
Repayment of notes payable	-	(40,349,566)
Net cash provided by (used in) financing activities	$1,474,078	$(5,804,126)

NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(17,416,750)	(6,589,817)
Effect of exchange rate changes on cash	246,604	(30,020)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	22,353,071	16,110,496

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	5,182,925	9,490,659
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	3,608,933	1,612,459
-RESTRICTED CASH AT END OF PERIOD	1,573,992	7,878,200

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	1,199,807	1,815,156
Interest paid	868,538	848,232

SUPPLEMENTAL NON-CASH DISCLOSURES:
Long term and short term Advances to suppliers transferred to Construction in progress	-	28,158,299
Settlement of due from the JV Company and related parties with notes receivable from related parties	11,055,587	36,310,747
Settlement of accounts receivables with notes receivable from unrelated parties	8,859,211	39,932,517
Assignment of notes receivable from unrelated parties to supplier to settle accounts payable	8,682,321	12,570,974
Assignment of notes receivable from the JV Company and related parties to supplier to settle accounts payable	5,623,609	35,176,703
Assignment of notes receivable from the JV Company and related parties to supplier to settle other payable	7,429,355	-
Settlement of accounts payable with notes payables	20,502,956	19,480,843
Acquisition of Jinhua An Kao by stock	-	20,718,859
Replacement of notes payables with accounts payable	2,800,749	10,994,880
Amount due from the JV Company converted to investment in the JV Company	-	85,602,991
Reversal of construction in progress and accounts payable	-	8,299,226
Reclassification of overpaid accounts payable to advances to suppliers	-	3,703,808